POWER OF ATTORNEY



	The undersigned, a nominee for director of Georgia Power Company, hereby makes, constitutes, and appoints Daniel M. Lowery and Erin Wrigley my agents and attorneys-in-fact, for the limited purpose of signing on my behalf, and causing to be filed with the Securities and Exchange Commission, Form ID and Initial
Statement of Beneficial Ownership of Securities, Statement of Changes in
Beneficial Ownership, and Annual Statement of Changes in Beneficial Ownership,
on Forms 3, 4, and 5, respectively, and any appropriate amendment or amendments thereto.

        This power of attorney shall remain in effect until my obligations to file the aforementioned reports as a director of Georgia Power Company ceases, unless earlier revoked by me by written document delivered to the Secretary of Georgia Power Company.


Signed this 18 day of August 2008.



                                         _________________________________
                                        	Beverly Daniel Tatum